Exhibit 4.12

Layne Christensen Company

$71,000,000

11.0% Senior Unsecured Notes due October 16, 2019

______________

Dated March 19, 2018

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Table of Contents

Section	HeadingPage

Section 1.Authorization of Notes.1

Section 1.1.Authorization of Issue of Notes1

Section 2.Issuance of Notes; Fees.1

Section 2.1.Sale and Purchase of Notes1

Section 2.2.Fees1

Section 3.Closing.1

Section 3.1.Closing1

Section 3.2.Commitment Termination2

Section 4.Conditions to Closing.2

Section 4.1.Officer’s Certificate2

Section 4.2.Secretary’s Certificate2

Section 4.3.Opinions of Counsel3

Section 4.4.Payment of Fees.3

Section 5.Representations and Warranties of the Company.3

Section 5.1.Organization; Power and Authority3

Section 5.2.Authorization, Etc.3

Section 5.3.Private Offering by the Company4

Section 5.4.No Conflicts4

Section 5.5.Compliance with Laws, Other Instruments, Etc.4

Section 5.6.Required Consents5

Section 5.7.Investment Company Act5

Section 5.8.Solvency5

Section 5.9.Disclosure5

Section 5.10.No Brokers5

Section 5.11.Litigation5

Section 5.12.Financial Statements6

Section 5.13.[Intentionally Omitted]6

Section 5.14.No Adverse Rating Actions6

Section 5.15.Liens6

Section 5.16.Compliance with Anti-Bribery Laws6

Section 5.17.Foreign Assets Control Regulations, Etc.6

Section 6.Representations of the Purchasers.7

Section 6.1.Organization; Power and Authority7

Section 6.2.Authorization, Etc.7

Section 6.3.No Conflicts7

Section 6.4.Purchase for Investment7

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Section 7.Payment and Prepayment of the Notes.9

Section 7.1.Maturity9

Section 7.2.Optional Prepayments9

Section 7.3.Mandatory Prepayments9

Section 7.4.Allocation of Partial Prepayments9

Section 7.5.Maturity; Surrender, Etc.9

Section 7.6.Payments Due on Non-Business Days9

Section 7.7.Early Payment Event Fee10

Section 8.Covenants.10

Section 8.1.Reports and Notices10

Section 8.2.Compliance12

Section 8.3.Insurance12

Section 8.4.Maintenance of Properties13

Section 8.5.Payment of Taxes and Claims13

Section 8.6.Corporate Existence, Etc.13

Section 8.7.Books and Records13

Section 8.8.Merger, Consolidation, Etc.13

Section 8.9.Amendment of Certain Agreements14

Section 8.10.Use of Funds14

Section 8.11.Accounting Changes14

Section 8.12.Limitation on Indebtedness14

Section 8.13.Limitation on Liens16

Section 8.14.Limitation on Sale and Leaseback Transaction16

Section 8.15.Limitation on Asset Sales16

Section 8.16.Limitation on Dividends and other Restricted Payments17

Section 8.17.Transactions with Affiliates18

Section 8.18.Maximum Leverage Ratio19

Section 9.Events of Default.19

Section 10.Remedies on Default, Etc.20

Section 10.1.Acceleration20

Section 10.2.Other Remedies21

Section 10.3.Rescission21

Section 10.4.No Waivers or Election of Remedies, Expenses, Etc.21

Section 11.Registration; Exchange; Substitution of Notes.21

Section 11.1.Registration of Notes21

Section 11.2.Transfer and Exchange of Notes22

Section 11.3.Replacement of Notes22

Section 12.Payments on Notes.23

Section 12.1.Place of Payment23

Section 12.2.Home Office Payment23

Section 12.3.FATCA Information23

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Section 13.Expenses, Etc.24

Section 13.1.Transaction Expenses24

Section 13.2.Indemnification.24

Section 13.3.Certain Taxes.24

Section 13.4.Survival.25

Section 14.Survival of Representations and Warranties; Entire Agreement.25

Section 15.Amendment and Waiver.25

Section 15.1.Requirements25

Section 15.2.Solicitation of Holders of Notes.25

Section 15.3.Binding Effect, Etc.26

Section 15.4.Notes Held by Company, Etc.26

Section 16.Notices.26

Section 17.Reproduction of Documents.27

Section 18.Confidential Information.27

Section 19.Substitution of Purchaser.28

Section 20.Miscellaneous.28

Section 20.1.Successors and Assigns28

Section 20.2.Severability29

Section 20.3.Construction, Etc.29

Section 20.4.Counterparts29

Section 20.5.Governing Law29

Section 20.6.Jurisdiction and Process; Waiver of Jury Trial30

Section 20.7.Accounting Terms; GAAP30

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Schedule A—Defined Terms

Schedule B	—Information Relating to Purchasers
Schedule C	—Form of 11.0% Senior Unsecured Note due October 16, 2019
Schedule D	—Form of Opinion of Special Counsel for the Company
Schedule E	—Unrestricted Subsidiaries
Schedule 8.14(b)	—Permitted Asset Sales

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Layne Christensen Company

1800 Hughes Landing Boulevard

Suite 800

The Woodlands, Texas 77380

$71,000,000 11.0% Senior Unsecured Notes due October 16, 2019

March 19, 2018

To each of the Purchasers listed in

Schedule B hereto (each a “Purchaser and collectively, the “Purchasers”):

Ladies and Gentlemen:

Layne Christensen Company, a Delaware corporation (the “Company”), agrees with each of the Purchasers as follows:

Section 1.Authorization of Notes.

Authorization of Issue of Notes

.  The Company will authorize the issue and sale of $71,000,000 aggregate principal amount of its 11.0% Senior Unsecured Notes due October 16, 2019 (as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 11, the “Notes”).  The Notes shall be substantially in the form set out in Schedule C.  Certain capitalized and other terms used in this Agreement are defined in Schedule A, and, for purposes of this Agreement, the rules of construction set forth in Section 20.3 shall govern.

Section 2.Issuance of Notes; Fees.

Sale and Purchase of Notes

.  Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule B at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Fees

.  The Company will pay to each Purchaser the fees provided for in the Fee Letter as and when required by the Fee Letter.

Section 3.Closing.

Closing

. Unless the Purchasers' commitment has been terminated pursuant to Section 3.2, the sale and purchase of the Notes to be purchased by each Purchaser shall take place by conference call and by exchange of signature pages by email or fax, at 10:00 a.m., Central

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time, at a closing (the “Closing”) on the earlier to occur of (i) October 1, 2018 and (ii) fifth Business Day after deliver of a Funding Notice by the Company to the Purchasers (the day of the Closing being the “Closing Date”).  At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to the account specified in the Funding Notice.

Commitment Termination

.  The commitment of the Purchasers to purchase the Notes on the Closing Date shall terminate upon the earliest to occur of: (i) a Change of Control and (ii) delivery of a written notice of termination signed by a Senior Financial Officer on Company letterhead. The Purchasers shall have no obligation to purchase any Notes after the commitment is terminated or the Notes have been repaid.  The Company’s obligations under this Agreement shall survive the termination of the Purchasers’ commitment.

Section 4.Conditions to Closing.

The Purchasers’ obligations under this Agreement to purchase the Notes at the Closing shall be subject to the fulfillment to the Purchasers’ satisfaction of the following conditions (unless waived in writing by each of the Purchasers):

Officer’s Certificate

.  The Company shall have delivered to the Purchasers an Officer’s Certificate or Officer’s Certificates, dated the Closing Date, certifying that the representations and warranties of the Company in this Agreement are true and correct as of the date of this Agreement and as of the Closing Date, and that the Company is in compliance with all of the Company’s covenants in this Agreement as of the Closing Date.

Secretary’s Certificate

.  The Company shall have delivered to the Purchasers a certificate of its Secretary or Assistant Secretary and one other officer, dated the Closing Date, certifying as to the following:

(a)the resolutions of the board of directors of the Company authorizing the execution and delivery of the Note Documents, and the issuance of the Notes, and of all documents evidencing other necessary company action and governmental approvals, if any, with respect to the Note Documents;

(b)the names and true signatures of the officers of the Company authorized to sign the Note Documents and the other documents to be delivered hereunder and thereunder;

(c)the certificate of incorporation (or equivalent formation document) and bylaws (or equivalent governing document) of the Company; and

(d)A good standing certificate (or equivalent) for the Company from the Secretary of State of the jurisdiction of organization of the Company dated of a recent date

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prior to the Closing Date and such other evidence of the status of the Company as the Purchasers may reasonably request.

Opinions of Counsel

.  The Purchasers shall have received opinions in form and substance satisfactory to the Purchasers, dated the Closing Date from Stinson Leonard Street LLP, counsel for the Company, covering the matters set forth in Schedule D (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers).

Section 4.4.Payment of Fees.

(a)Without limiting Section 13.1, the Company shall have paid to each Purchaser on any fees due it pursuant to or in connection with this Agreement, including any fees due pursuant to Section 2.

(b)Without limiting Section 13.1, the Company shall have paid on or before the date of this Agreement the fees, charges and disbursements of the legal consultant to the Purchasers, to the extent reflected in a statement of such consultant rendered to the Company at least one Business Day prior to the date of this Agreement.

Section 5.Representations and Warranties of the Company.

The Company represents and warrants to each Purchaser that as of the date of this Agreement and as of the Closing Date:

Organization; Power and Authority

(a).  The Company (i) has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has full power and authority to (A) execute, deliver and perform its obligations under this Agreement and the Notes and (B) carry on its business and to own, lease and operate its properties and assets as described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2017 or in any Current Report on Form 8-K or Quarterly Report on Form 10-Q of the Company filed with or furnished to the SEC after January 31, 2017 (such filings, collectively, the “Exchange Act Reports”) and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such business or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect.

Authorization, Etc.

(a)The Notes have been duly and validly authorized by the Company and, when issued and authenticated in accordance with this Agreement and delivered to and paid for by the Purchasers in accordance with the terms hereof, will have been duly executed and delivered by the Company and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (1) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally; and (2)

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general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(b)This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (1) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally; and (2) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

Private Offering by the Company

.

(a)Assuming the accuracy of the representations and warranties of the Purchasers, the issuance and sale of the Notes are exempt from the registration and prospectus-delivery requirements of the Securities Act.

(b)The Notes, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act.

No Conflicts

.  Neither the execution, delivery or performance of the Note Documents nor the consummation of any of the transactions contemplated by the Note Documents (including the application of the proceeds from the issuance and sale of the Notes) will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) or a Debt Repayment Triggering Event under, or result in the imposition of a Lien, on any assets of the Company or any of its Subsidiaries, or in the imposition of any penalty, under or pursuant to (1) the Charter Documents of the Company or its Subsidiaries; (2) any Material Contract; (3) any U.S. or non-U.S. federal, state or local statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction (collectively, “Applicable Law”) of any Governmental Authority, applicable to the Company or any of its Subsidiaries or any of their respective properties, except, in the case of this clause (3), for any filings that may be required to be made by the Company after the Closing Date under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions or other non-U.S. laws applicable to the purchase of the Notes outside the United States in connection with the transactions contemplated by this Agreement, which filings shall be made by the Company within the applicable prescribed time periods; or (4) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Company or any of its Subsidiaries.

Compliance with Laws, Other Instruments, Etc.

  The Company is not (i) in violation of its Charter Documents; or (ii) in violation of any Applicable Law of any Governmental Authority, applicable to any of them or any of their respective properties, except, in the case of clause (ii) for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would constitute a violation of such Charter Documents or

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Applicable Laws, except, in the case of Applicable Laws, for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Required Consents

.  No consent, approval, authorization, order, filing or registration of or with any Governmental Authority or third party is required for execution, delivery or performance of the Note Documents or the consummation of the transactions contemplated by the Note Documents, except for (1) those that have been obtained or made at or prior to the Closing, as the case may be, that are in full force and effect and (2) any filings as may be required to be made by the Company under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions or other non-U.S. laws applicable to the purchase of the Notes outside the United States in connection with the transactions contemplated by this Agreement, which filings shall be made by the Company within the applicable prescribed time periods.

Investment Company Act

.  As of the date hereof and, after giving effect to the issuance and sale of the Notes pursuant to this Agreement and the application of the proceeds therefrom, none of the Company or its Subsidiaries is or will be an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended.

Solvency

.  On the Closing Date, after giving pro forma effect to the issuance and sale of the Notes pursuant to this Agreement and the application of the proceeds from the issuance and sale of such Notes, the Company (1) will be Solvent; (2) will have sufficient capital for carrying on its business; and (3) will be able to pay its debts as they mature.

Disclosure

.  Each of the Company’s Exchange Act Reports did not, as of the date they were filed with the SEC, and, as of the date hereof, does not, and, at the Closing, will not (except to the extent superseded by subsequent Exchange Act Reports) include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Such documents, when they were filed with the SEC, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

No Brokers

.  There are no contracts, agreements or understandings (and will not be any contracts, agreements, or understandings immediately after giving effect to the transactions contemplated hereby) between the Company and any Person that would give rise to a valid claim against the Company (other than with respect to Greentech Capital Advisors Securities,  LLC) or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the issuance of the Notes.

Litigation

.  Except as disclosed in the Exchange Act Reports, there are no pending actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their respective properties that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of the Company, no such actions, suits or proceedings have been threatened.

Financial Statements

.  The financial statements with respect to the Company and its consolidated subsidiaries included in the Exchange Act Reports present fairly in all material respects the consolidated financial position of the Company as of the dates shown and

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its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis except as disclosed in the Exchange Act Reports.

[Intentionally Omitted]

.

No Adverse Rating Actions

  No “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on any rating assigned to the Company, any securities of the Company or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any change in the outlook for any rating of the Company or any securities of the Company.

Liens

.  As of the Closing Date, there will be no currently effective financing statement, security agreement or other document filed or recorded with any filing records, registry, or other document filed or recorded with any filing records, registry or other public office, that purports to cover or give notice of any Lien securing indebtedness for borrowed money on any assets or property of the Company or any Subsidiary, except for Liens under the Credit Agreement and the 8.00% Convertible Notes Indenture.

Compliance with Anti-Bribery Laws

.  Except as disclosed in the Company’s Exchange Act Reports, none of the Company or any Subsidiary or, to the knowledge of the Company, any director, officer, employee or any agent or other Person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non U.S. anti-bribery statute or regulation including the U.K. Bribery Act of 2010; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee.

Foreign Assets Control Regulations, Etc.

(a)The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

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(b)Neither the Company nor the Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any of the Subsidiaries or other Person acting on their behalf is currently subject to any U.S. sanctions administered by OFAC; and the Company will not directly or indirectly use the proceeds from the issuance and sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of or business with any Person, or in any country or territory, that currently is subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any Person (including any Person participating in the transaction whether as initial purchaser, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

Section 6.Representations of the Purchasers.

Each Purchaser severally represents and warrants to the Company that as of date of this Agreement and as of the Closing Date:

Organization; Power and Authority

.  Such Purchaser is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. Such Purchaser has full power and authority to enter into this Agreement and perform all obligations required to be performed by the Purchaser hereunder.

Authorization, Etc.

.  This Agreement has been duly and validly authorized, executed and delivered by such Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except that the enforcement thereof may be subject to (1) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally; and (2) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

No Conflicts

.  The purchase of the Notes by such Purchaser will not contravene (1) any law, rule or regulation binding on the Purchaser or any investment guideline or restriction applicable to the Purchaser that would not, individually or in the aggregate, have a material adverse effect on (x) the ability of the Purchasers to perform its obligations under this Agreement, (y) the validity or enforceability of this Agreement, or (z) the consummation of any of the transactions contemplated by this Agreement or (2) the charter or bylaws (or equivalent organizational documents) of the Purchaser.

Purchase for Investment

.

(a)Such Purchaser is a resident of the state or other jurisdiction set forth on the signature page hereto and is not acquiring the Notes as a nominee or agent or otherwise for any other Person.

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(b)Such Purchaser understands and accepts that the Notes involve risks.  The Purchaser has such knowledge, skill and experience in business, financial and investment matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Notes.  With the assistance of the Purchaser’s own professional advisors, to the extent that the Purchaser has deemed appropriate, the Purchaser has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Notes.  The Purchaser has considered the suitability of the Notes as an investment in light of its own circumstances and financial condition, and the Purchaser is able to bear the risks associated with an investment in the Notes.

(c)Such Purchaser has had access to the filings of the Company with the SEC and such other information concerning the Company and the Notes as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Notes.  The Purchaser has been offered the opportunity to ask questions of the Company and its representatives and has received answers thereto as the Purchaser deems necessary to enable it to make an informed investment decision concerning the purchase of the Notes.

(d)Such Purchaser understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the Notes or made any finding or determination concerning the fairness or advisability of such investment.

(e)Such Purchaser is an “accredited Purchaser” as defined in Rule 501(a) under the Securities Act and a Qualified Institutional Buyer.  The Purchaser agrees to furnish any additional information reasonably requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase of the Notes.

(f)Such Purchaser is acquiring the Notes solely for the Purchaser’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Notes.  The Purchaser understands that the offer and sale of the Notes has not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Purchaser and the accuracy of the other representations made by the Purchaser in this Agreement.  The Purchaser understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the Purchaser’s participation in this Agreement meets the requirements for such exemptions.

Section 7.Payment and Prepayment of the Notes.

Maturity

.  The entire unpaid principal balance of each Note shall be due and payable on the Maturity Date.

Optional Prepayments

.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of the Notes, in an amount that is an integral multiple of $100,000 and not less than $1,000,000, at 100% of the principal amount so prepaid, plus any Early Payment Event Fee with respect to such amount pursuant to

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Section 7.7.  The Company will give each holder of the Notes to be prepaid written notice of each optional prepayment under this Section 7.2 at least one Business Day prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 15.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 7.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

Mandatory Prepayments

.  Not later than one Business Day following the consummation of a Change of Control, the Company shall repay or prepay the entire unpaid principal balance of each Note.  Prepayment of the Notes to be prepaid pursuant to this Section 7.3 shall be at 100% of the then unpaid principal amount of the Notes, plus any Early Payment Event Fee with respect to such amount pursuant to Section 7.7.

Allocation of Partial Prepayments

.  In the case of any partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Maturity; Surrender, Etc.

  In the case of each prepayment of Notes pursuant to this Section 7, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and any Early Payment Event Fee with respect to such principal amount pursuant to Section 7.7.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and any Early Payment Event Fee, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Payments Due on Non-Business Days

.  Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest or Early Payment Event Fee on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest or Early Payment Event Fee payable on such next succeeding Business Day; and (y) any payment of principal on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest and any Early Payment Event Fee payable on such next succeeding Business Day.

Early Payment Event Fee

.  Each prepayment of the Notes pursuant to Section 7.2 or Section 7.3, and each repayment of, or distribution  in respect of, the Notes upon the maturity thereof or after acceleration thereof pursuant to Section 9 or such amount otherwise becoming or being declared immediately due and payable pursuant to the terms hereof (each such prepayment, repayment, distribution, amount becoming or being declared immediately due and payable, an “Early Payment Event”), in each case in which the Early Payment Event occurs less than 90 days after the Closing Date, shall be accompanied by, and there shall become due and payable automatically upon such Early Payment Event, a fee (the “Early Payment Event Fee”)

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payable in cash on the principal amount so prepaid or on the principal amount that has become or is to be declared to be immediately due and payable pursuant to Section 9 or otherwise or in respect of which such claim in a case or proceeding under any Bankruptcy Law has arisen, as applicable (the “Early Payment Principal Amount”).  The amount of the Early Payment Event Fee shall be equal to the excess, if any, of (x) the amount of interest that would have accrued with respect to the Early Payment Principal Amount from the Closing Date to and including the date 90 days after the Closing Date had the Maturity Date or any other Early Payment Event not occurred during such period, over (y) the amount of interest accrued and paid or payable with respect to the Early Payment Principal Amount from the Closing Date to and including the date of the Early Payment Event.

Section 8.Covenants.

The Company covenants that from and after the earliest date that (i) the Closing has occurred, (ii) none of the 8.00% Convertible Notes are outstanding or (iii) all or any of the provisions of the 8.00% Convertible Notes Indenture are no longer in effect or have been amended or waived; provided, however, that the Company and its Restricted Subsidiaries shall only be required to comply with Section 8.12 through Section 8.18 from and after the earliest date that (i) none of the 8.00% Convertible Notes are outstanding or (ii) all or any of the provisions of the 8.00% Convertible Notes Indenture are no longer in effect or have been amended or waived:

Reports and Notices

.  The Company shall deliver to each holder of a Note that is an Institutional Investor:

(a)Quarterly Statements — within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), copies of,

(i)a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided, that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 8.1(a) with respect to financial statements;

(b)Annual Statements — within 90 days after the end of each fiscal year of the Company, copies of

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(i)a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii)consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided, that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 8.1(b) with respect to financial statements;

(c)Compliance Certificate — Each set of financial statements delivered to a holder of a Note pursuant to Section 8.1(a) or Section 8.1(b) shall be accompanied by a certificate of a Senior Financial Officer certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto;

(d)Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Senior Financial Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; and

(e)Electronic Delivery — Financial statements, opinions of independent certified public accountants and Officer’s Certificates that are required to be delivered by the Company pursuant to Section 8.1(a), Section 8.1(b), Section 8.1(c) and Section 8.1(d) shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(i)such financial statements satisfying the requirements of Section 8.1(a) or Section 8.1(b) and related Officer’s Certificate satisfying the requirements of Section 8.1(c) are delivered to each holder of a Note by e-mail at the e-mail address set

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forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;

(ii)the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 8.1(a) or Section 8.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 8.1(c) available on its home page on the internet, which is located at http://www.layne.com as of the date of this Agreement; or

(iii)such financial statements satisfying the requirements of Section 8.1(a) or Section 8.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 8.1(c) are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access.

Compliance

.  Without limiting Section 8.8, the Company will, and will cause each of its Subsidiaries to, (a) comply in all material respects with the provisions of its Charter Documents, (b) comply in all material respects with all Material Contracts then in effect and (c) comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Insurance

.  The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Maintenance of Properties

.  The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Payment of Taxes and Claims

.  The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become

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delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Corporate Existence, Etc.

  Subject to Section 8.8, the Company will at all times preserve and keep its corporate existence in full force and effect.  Subject to Section 8.8, the Company will at all times preserve and keep in full force and effect the organizational existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Books and Records

.  The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.  The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets.  The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.

Merger, Consolidation, Etc.

  The Company will not, directly or indirectly, (1) consolidate with or merge with or into, or (2) sell, convey, transfer or lease all or substantially all of its properties and assets to, any other Person, unless:

(a)either:

(i)the Company is the surviving corporation; or

(ii)the resulting, surviving or transferee Person (if other than the Company):

(I)is a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia; and

(II)expressly assumes, by executing and delivering an instrument that is reasonably satisfactory in form to the Purchasers, all of the obligations of the Company under the Notes and this Agreement; and

(b)immediately after giving effect to such consolidation, merger or transfer, no Default or Event of Default under this Agreement or the Notes will have occurred and be continuing.

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Amendment of Certain Agreements

.  The Company will not and will not permit any Subsidiary to, amend or modify, or waive any of its rights under, any of its Charter Documents or any Material Contract, in any case in a manner material and adverse to the holders of Notes, provided, that nothing in this Agreement shall require any member of the Consolidated Group to maintain or to renew, or shall prohibit any member of the Consolidated Group from terminating, any Material Contract, so long as the failure to maintain or to renew or the termination of such Material Contract (and, if applicable, after giving effect to any new contract entered or to be entered into in full or partial replacement of such Material Contract) could not be reasonably be expected to have a Material Adverse Effect.

Use of Funds

.  The Company will not and will not permit any Subsidiary to, use any of the proceeds of the Notes except to (i) repay the unpaid principal amount of the 8.00% Convertible Notes or the 4.25% Convertible Notes, in each case together with accrued and unpaid interest thereon, on their Maturity Date (as defined in the 8.00% Convertible Notes Indenture or the 4.25% Convertible Notes Indenture, as applicable) or (ii) Effectively Discharge (as defined in the 8.00% Convertible Notes Indenture) the 4.25% Convertible Notes.

Accounting Changes

.  The Company will not and will not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Company or to change the fiscal year to a calendar year.

Limitation on Indebtedness

.  The Company will not and will not permit any Restricted Subsidiary to, incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:

(a)Indebtedness incurred under this Agreement and the Notes;

(b)Indebtedness under the Credit Agreement in an amount not to exceed $150,000,000 at any one time outstanding; provided, however, that any outstanding borrowings under the Credit Agreement in excess of $50,000,000 shall be used solely to repay Indebtedness of the Company and/or its Restricted Subsidiaries;

(c)Indebtedness outstanding on the date of this Agreement, other than Indebtedness outstanding on the date of this Agreement under the Credit Agreement, and Indebtedness incurred in respect of refinancing of the principal amount thereof (plus all accrued and unpaid interest on such Indebtedness being refinanced and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(d)Indebtedness owing from a Restricted Subsidiary to the Company or another Restricted Subsidiary or from the Company to a Restricted Subsidiary;

(e)Indebtedness of the Company and its Restricted Subsidiaries in respect of Purchase Money Obligations, Capital Lease Obligations, Sale and Leaseback Transactions, and other unsecured Indebtedness, and Indebtedness incurred in respect of refinancing of the principal amount of any of the foregoing (plus all accrued and unpaid interest on such Indebtedness being

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refinanced and the amount of all fees and expenses, including premiums, incurred in connection therewith), in an aggregate amount not to exceed at any time outstanding $35,000,000;

(f)Indebtedness of any Person that becomes a Restricted Subsidiary after the Closing Date in connection with a Permitted Acquisition or other investment permitted hereunder in an aggregate principal amount not to exceed $30,000,000 at any time outstanding for all such Restricted Subsidiaries; provided, that, such Indebtedness (i) exists at the time such Person becomes a Restricted Subsidiary, (ii) is not created in anticipation or contemplation of such Person becoming a Restricted Subsidiary and (iii) is not directly or indirectly recourse to any of the Company, any of its Restricted Subsidiaries or any of their respective assets, other than to the Person that becomes a Restricted Subsidiary, and Indebtedness incurred in respect of refinancing of the principal amount thereof (plus all accrued and unpaid interest on such Indebtedness being refinanced and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(g)Indebtedness under Hedging Obligations, in each case entered into in the ordinary course of business and not for speculative purposes or taking a “market view”; provided, that, if such Hedging Obligations relate to interest rates, (i) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Credit Agreement and (ii) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(h)Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for borrowed money);

(i)Contingent Obligations of the Company or any Restricted Subsidiary in respect of Indebtedness otherwise permitted under this Section 8.12 (other than this Section 8.12(i));

(j)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(k)Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(l)Indebtedness consisting of the financing of insurance premiums in the ordinary course of business; and

(m)other Indebtedness; including without limitation Indebtedness under the Credit Agreement not permitted under Section 8.12(b), provided that, the Company’s Consolidated Leverage Ratio at the time of the Incurrence of such other Indebtedness, and after giving effect thereto, shall be less than (i) 6.00 to 1.00 if the Test Period ends on or before April 30, 2019 or (ii) 4.00 to 1.00 if the Test Period ends after April 30, 2019.

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Limitation on Liens

.  The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except for Permitted Liens.

Limitation on Sale and Leaseback Transaction

.  The Company will not, and will not permit any Restricted Subsidiary, to enter into any Sale and Leaseback Transaction, unless (i) the sale of such property is made for cash consideration in an amount not less than the Fair Market Value of such property, (ii) the Sale and Leaseback Transaction is consummated within 10 Business Days after the date on which such property is sold or transferred, (iii) any Liens arising in connection with its use of the property are Permitted Liens, and (iv) the Sale and Leaseback Transaction would be permitted under Section 8.12, if any Attributable Indebtedness with respect to the Sale and Leaseback Transaction constitutes Indebtedness under Section 8.12.

Limitation on Asset Sales

.  The Company will not, and will not permit any Restricted Subsidiary, to effect any disposition of any property, or agree to effect any disposition of any property; except that the following shall be permitted:

(a)Sales, trade-ins or dispositions of used equipment in the ordinary course of business, and dispositions of surplus, worn out or obsolete property by the Company or any Restricted Subsidiaries in the ordinary course of business and the abandonment or other disposition of intellectual property that is, in the reasonable good faith judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

(b)other dispositions of property (other than the Equity Interests of a Restricted Subsidiary of the Company); provided, that, (i) the aggregate consideration received in respect of all dispositions of property pursuant to this clause (b) shall not exceed $15,000,000 in any period of 12 consecutive months, except, that, the consideration received in respect of the sales of assets listed on Schedule 8.14(b) shall not be applied against such dollar limit, (ii) such dispositions of property are made for Fair Market Value and on an arms-length commercial basis and (iii) at least seventy-five (75%) percent of the consideration payable in respect of such disposition of property is in the form of cash or cash equivalents and is received at the time of the consummation of any such disposition;

(c)leases of real or personal property (other than Sale and Leaseback Transactions) in the ordinary course of business;

(d)dispositions of cash and other property to joint ventures with unaffiliated Persons in an aggregate amount not to exceed $30,000,000;

(e)dispositions consisting of mergers and consolidations in compliance with Section 8.8;

(f)Dividends or Restricted Payments in compliance with Section 8.16;

(g)sales of inventory in the ordinary course of business and dispositions of cash and cash equivalents in the ordinary course of business;

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(h)any disposition of property that constitutes a Casualty Event;

(i)any disposition of property by (i) any Subsidiary of the Company to the Company or any of its Restricted Subsidiaries, (ii) any Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company and (iii) the Company to any of its Restricted Subsidiaries;

(j)grants of licenses or sublicenses in the ordinary course of business to use the Company’s or any of its Restricted Subsidiaries’ intellectual property and technology to the extent that such license or sublicense does not materially impair the conduct of the business of the Company or any of its Restricted Subsidiaries; and

(k)Sale and Leaseback Transactions permitted under Section 8.14.

Limitation on Dividends and other Restricted Payments

.  The Company will not, and will not permit any Restricted Subsidiary to, authorize, declare or pay, directly or indirectly, any Dividends or other Restricted Payment with respect to the Company or any Restricted Subsidiary (including pursuant to any Synthetic Purchase Agreement) or incur any obligation (contingent or otherwise) to do so, except that the following shall be permitted:

(a)any Restricted Subsidiary of the Company may pay Dividends to the Company or to any Wholly-Owned Subsidiary of the Company that is a Restricted Subsidiary and (ii) any non- Wholly-Owned Subsidiary of the Company that is a Restricted Subsidiary may pay cash Dividends to its shareholders, members or partners generally, so long as the Company or its respective Restricted Subsidiary which owns the Equity Interest in the Restricted Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interest in the Restricted Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Restricted Subsidiary);

(b)so long as no Event of Default then exists or would result therefrom, payments by the Company to repurchase or redeem Qualified Capital Stock of the Company held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of the Company, upon their death, disability, retirement, severance or termination of employment or service; provided, that, the aggregate amount of such payments shall not exceed, in any period of 12 consecutive months, $1,000,000 and, in the aggregate, $3,000,000;

(c)so long as no Event of Default then exists or would result therefrom and the Company is treated as a partnership or similar pass through entity for federal income taxes, cash Dividends by the Company to its equity holders at the times and in the amounts necessary to enable such equity holders to make tax payments solely with respect to their allocable share of the income of the Company in any taxable year (collectively, the “Permitted Tax Distributions”); except, that, with respect to any Permitted Tax Distributions under this Section 8.16(c) that are attributable to any Unrestricted Subsidiary, such Permitted Tax Distributions shall only be permitted to the extent that such Unrestricted Subsidiary has made one or more cash distributions, to the Company or any of its Restricted Subsidiaries for such purpose in an amount up to the amount of such Unrestricted Subsidiary’s proportionate share of such Permitted Tax Distributions;

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(d)the Company may make Restricted Payments pursuant to and in accordance with stock option and benefits plans, including, without limitation, (i) cashless exercises of any such options, (ii) the delivery to the Company of shares of the Company’s common stock or restricted stock units by directors, management and employees of the Company or any Subsidiary thereof to cover tax withholding obligations associated with grants or exercises of stock options, restricted stock, restricted stock units or other equity-based awards, as well as other Restricted Payments pursuant to and in accordance with option plans or other benefit plans for management or employees of the Company and its Subsidiaries and (iii) so long as no Event of Default is then outstanding or would result therefrom, the purchase of the Company’s common stock on the open market and the re-issuance of such common stock to officers and employees of the Company in connection with incentive compensation plans or other agreements with officers, directors or employees of the Company approved by the Board of Directors of the Company, option plans or other benefit plans for management or employees of the Company and its Subsidiaries;

(e)the Company may exchange an Equity Interest of the Company for Qualified Capital Stock of the Company; and

(f)the Company may pay cash in lieu of fractional shares in connection with the conversion of the 8.00% Convertible Notes or the 4.25% Convertible Notes into Equity Interests that are not Disqualified Capital Stock.

Transactions with Affiliates

.  The Company will not, and will not permit and Restricted Subsidiary to, enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Company or any Restricted Subsidiary (other than between or among the Company and its Restricted Subsidiaries), other than on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that the following shall be permitted:  (a) Restricted Payments permitted by Section 8.16; and (b) reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements

Maximum Leverage Ratio

.  The Company will not permit the Consolidated Leverage Ratio for the most recent Test Period for which financial statements are available to be greater than 6.00 to 1.00.

Section 9.Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)the Company fails to pay the principal of the Notes when due at maturity, upon a Change of Control, declaration of acceleration or otherwise;

(b)the Company fails to pay any interest when due and such failure continues for a period of 30 days after the applicable due date;

(c)the Company fails to comply with its obligations under Section 8.8;

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(d)the Company fails to perform or observe any of its covenants or warranties in this Agreement or in the Notes (other than a covenant or agreement specifically addressed in Section 9(a), Section 9(b) or Section 9(c)) and such failure continues for a period of 30 days after (A) the Company receives notice of such failure from holders of at least 25% of the aggregate principal amount of then outstanding Notes;

(e)the default by the Company or any Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed by the Company and/or any Subsidiaries in excess of $5.0 million in the aggregate, whether such indebtedness exists as of the Issue Date or is later created, if that default:

(i)results in such indebtedness becoming or being declared due and payable (prior to its express maturity); or

(ii)constitutes a failure to pay the principal of, or interest on, such indebtedness when due and payable at its express maturity, upon required repurchase, upon declaration or otherwise;

(f)a final judgment for the payment of $5.0 million or more (excluding any amounts covered by insurance) is rendered against the Company or any of its Subsidiaries, and such judgment is not discharged or stayed within 60 days after (i) the date on which all rights to appeal such judgment have expired if no appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(g)the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)commences a voluntary case;

(ii)consents to the entry of an order for relief against it in an involuntary case;

(iii)consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv)makes a general assignment for the benefit of its creditors;

(v)takes any comparable action under any foreign laws relating to insolvency; or

(vi)generally is not paying its debts as they become due; or

(h)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding;

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(ii)appoints a Custodian of the Company or any Significant Subsidiary, or for any substantial part of the property of the Company or any Significant Subsidiary;

(iii)orders the winding up or liquidation of the Company or any Significant Subsidiary; or

(iv)grants any similar relief under any foreign laws;

and, in each such case under this Section 9(h), the order or decree remains unstayed and in effect for 60 days.

Section 10.Remedies on Default, Etc.

Acceleration

.

(a)If an Event of Default with respect to the Company described in Section 9(g) or Section 9(h) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)If any Event of Default described in Section 9(a) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 10.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

Other Remedies

.  If any Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 10.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Rescission

.  At any time after any Notes have been declared due and payable pursuant to Section 10.1(b) or Section 10.1(c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all interest on the Notes that is due and payable and is unpaid other than by reason of such declaration, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than

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non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 15, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 10.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

No Waivers or Election of Remedies, Expenses, Etc.

  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 13, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 10, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 11.Registration; Exchange; Substitution of Notes.

Registration of Notes

.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement.  Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Transfer and Exchange of Notes

.  Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 16), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule C.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of

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any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.

Replacement of Notes

.  Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 16) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note as such lost, stolen, destroyed or mutilated Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 12.Payments on Notes.

Place of Payment

.  Subject to Section 12.2, payments of principal and interest becoming due and payable on the Notes shall be made in The Woodlands, Texas at the principal office of the Company in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Home Office Payment

.  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 12.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule B, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 12.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee,

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such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 11.2.  The Company will afford the benefits of this Section 12.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 12.2.

FATCA Information

.  By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder.  Nothing in this Section 12.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

Section 13.Expenses, Etc.

Transaction Expenses

.  Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of the Purchasers) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes.

Indemnification.

  The Company will pay, and will indemnify and save each Purchaser and each other holder of a Note and each of their respective Affiliates, officers, directors, representatives, employees, advisors and agents (collectively, the “Indemnified Parties”) harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and any judgment, liability, claim, order, decree, cost, fee, expense, loss, action or obligation resulting from the consummation of the transactions contemplated hereby,

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including the use of the proceeds of the Notes by the Company, (ii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company, and (iii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, claims, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any Indemnified Party in any way relating to, arising out of or incurred in respect this Agreement, any other Note Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents, whether foreseeable or unforeseeable, and reasonable attorneys’ and consultants’ fees and court costs (collectively, the “Indemnified Losses”), except to the extent that any Indemnified Loss is finally determined by a court of competent jurisdiction to be the direct result from the gross negligence or willful misconduct of the party seeking indemnification.

Certain Taxes.

  The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of any Note Document or of any amendment of, or waiver or consent under or with respect to, any Note Document, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 13, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Survival.

  The obligations of the Company under this Section 13 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or any other Note Documents, and the termination of this Agreement.

Section 14.Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 15.Amendment and Waiver.

Requirements

.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

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(a)no amendment or waiver of any of Section 1, Section 2, Section 3 or Section 4 hereof, or any defined term (as it is used therein) will be effective as to any holder of a Note unless consented to by such holder in writing; and

(b)no such amendment or waiver may, without the written consent of each holder of each Note at the time outstanding, (i) subject to Section 10 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Section 7, Section 9(a), Section 9(b), Section 10, Section 15 or Section 18.

Section 15.2.Solicitation of Holders of Notes.

(a)Solicitation.  The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of any other Note Document.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 15 or any other Note Document to each holder of a Note and any such Purchaser promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note or any such Purchaser described in Section 15.2(a) as consideration for or as an inducement to the entering into by such holder or such Purchaser of any waiver or amendment of any of the terms and provisions hereof or of any other Note Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note and any such Purchaser even if such holder did not consent to such waiver or amendment.

Binding Effect, Etc.

  Any amendment or waiver consented to as provided in this Section 15 or any other Note Document applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any other Note Document shall operate as a waiver of any rights of any holder of such Note.

Notes Held by Company, Etc.

  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this

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Agreement or any other Note Document, or have directed the taking of any action provided herein or in any other Note Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 16.Notices.

Except to the extent otherwise provided in Section 8.1(e), all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule B, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Executive Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 16 will be deemed given only when actually received.

Section 17.Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 17 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

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Section 18.Confidential Information.

For the purposes of this Section 18, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 18 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information and use such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser and its use thereof, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 18, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 18), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 18), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any other Note Document.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 18 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 18.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 18, this Section 18 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 18 shall supersede any such other confidentiality undertaking.

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Section 19.Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 19), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser.  In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 19), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 20.Miscellaneous.

Successors and Assigns

.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Severability

.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Construction, Etc.

  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a)

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any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 11, (b) subject to Section 20.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Counterparts

.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Governing Law

.  This Agreement and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Jurisdiction and Process; Waiver of Jury Trial

.  (a)  The Company and each holder of a Note irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to any Note Document.  To the fullest extent permitted by applicable law, the Company and each holder of a Note irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)The Company and each holder of a Note agree, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 20.6(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 20.6 by mailing a copy thereof by registered, certified mail, priority or express (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 16 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that

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such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)Nothing in this Section 20.6 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, each other Note Document or any other document executed in connection herewith or therewith.

Accounting Terms; GAAP

. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with, and all terms of an accounting or financial nature shall be construed and interpreted in accordance with, GAAP as in effect from time to time.  If at any time any change in GAAP would affect the computation of the Consolidated Leverage Ratio, and the Company shall so request, the Company and the Required Holders shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and the Company shall provide to the Holders within five days after delivery of each certificate or financial report required hereunder that is affected thereby a written statement of a Senior Financial Officer of the Company setting forth in reasonable detail the differences (including any differences that would affect any calculations relating to the Consolidated Leverage Ratio) that would have resulted if such financial statements had been prepared as if such change had been implemented; provided, further, that obligations relating to a lease that were accounted for by a Person as an operating lease as of the Closing Date and any similar lease entered into after the Closing Date by such Person shall be accounted for as obligations relating to an operating lease and not as a Capital Lease Obligation.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Section 8 shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any of its Subsidiaries at “fair value”.

*    *    *    *    *

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If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

Layne Christensen Company

By:_ :_/s/ J. Michael Anderson

Name: J. Michael Anderson

Title:Chief Financial Officer

Signature Page to Note Purchase Agreement

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This Agreement is hereby

accepted and agreed to as

of the date hereof.

Corre Opportunities Qualified Master Fund, LP

By:/s/ Eric Soderlund

Name: Eric Soderlund

Title: Authorized Signatory

Corre Opportunities II Master Fund, LP

By:/s/ Eric Soderlund

Name: Eric Soderlund

Title: Authorized Signatory

Signature Page to Note Purchase Agreement

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Schedule A

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“4.25% Convertible Notes” means the 4.25% Convertible Senior Notes due 2018 of the Company issued pursuant to the 4.25% Convertible Notes Indenture.

“4.25% Convertible Notes Indenture” means the Indenture dated as of October 162, 2013 between the Company and U.S. Bank National Association, as trustee, pursuant to which the Company issued its 4.25% Convertible Senior Notes due 2018.

“8.00% Convertible Notes” means the 8.00% Senior Secured Second Lien Convertible Notes of the Company issued pursuant to the 8.00% Convertible Notes Indenture.

“8.00% Convertible Notes Indenture” means the Indenture dated as of March 2, 2015 among the Company, each of the guarantors party thereto, and U.S. Bank National Association, as trustee and collateral agent, pursuant to which the Company issued its 8.00% Senior Secured Second Lien Convertible Notes.

“Affiliate” means, at any time, (a) with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person and (b) with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Note Purchase Agreement, including all Schedules attached hereto.

“Applicable Law” is defined in Section 5.4.

“Attributable Indebtedness” shall mean, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Company’s then current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments (and substantially similar payments) during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal, state or non-U.S. law for the relief of debtors.

(to Note Purchase Agreement)

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“Board of Directors” shall mean, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person, (b) in the case of any limited liability company, the board of managers or board of directors, as applicable, of such Person, or if such limited liability company does not have a board of managers or board of directors, the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors or board of managers, as applicable, of the general partner of such Person, or if such general partner does not have a board of managers or board of directors, the functional equivalent of the foregoing, and (d) in any other case, the functional equivalent of the foregoing.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Houston, Texas are required or authorized to be closed.

“Capital Lease” shall mean, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any Capital Lease, any lease entered into as part of any Sale and Leaseback Transaction or any Synthetic Lease, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Casualty Event” shall mean any loss of title (other than through a consensual disposition of such property in accordance with this Agreement) or any loss of or damage to or any destruction of, or any condemnation, temporary requisition or other taking (including by any Governmental Authority) or any settlement in lieu thereof of, any property of the Company or any Restricted Subsidiary.

“Change of Control” means an event that will be deemed to occur if any of the following occurs:

(i)a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries, and the Company and its Subsidiaries’ employee benefit plans, has become the direct or indirect “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of shares of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;

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(ii)the consummation of:

(I)any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(II)any transaction or series of related transactions in connection with which (whether by means of exchange, liquidation, consolidation, merger, combination, reclassification, recapitalization, acquisition or otherwise) all of the common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, other property, assets or cash, but excluding any merger, consolidation, share exchange or acquisition of the Company with or by another Person pursuant to which the Persons that “beneficially owned” (as defined above), directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, immediately after such transaction, shares of the surviving, continuing or acquiring corporation’s Voting Stock representing more than 50% of the total outstanding voting power of all outstanding classes of Voting Stock of the surviving, continuing or acquiring corporation in substantially the same proportions vis-à-vis each other as immediately prior to such transaction; or

(iii)the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company.

“Charter Documents” of a corporation, limited liability company or other entity means such company or entity’s certificate or articles of incorporation, by-laws or other organizational documents, as applicable.

“Closing” is defined in Section 3.1.

“Closing Date” is defined in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the preamble to this Agreement. “Confidential Information” is defined in Section 18.

“Consolidated Group” means, collectively, the Company and its Subsidiaries.

“Consolidated Amortization Expense” shall mean, for any period, the amortization expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto, without duplication, in each case only to the extent (and in

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the same proportion) deducted in determining such Consolidated Net Income (and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary of the Company only if a corresponding amount of cash would be permitted to be distributed to the Company by such Restricted Subsidiary by operation of the terms of its organizational documents and all agreements, instruments, and legal requirements applicable to such Restricted Subsidiary or its equityholders during such period): (a) Consolidated Interest Expense for such period; (b) Consolidated Amortization Expense for such period; (c) Consolidated Depreciation Expense for such period; (d) Consolidated Tax Expense for such period; (e) non-recurring transaction costs and expenses (including legal, accounting, tax and appraisal and collateral field exam costs and expenses) directly incurred in connection with this Agreement or the Credit Agreement during such period; (f) non-recurring severance costs, relocation costs, signing costs and retention bonuses directly incurred, within 365 days following the Closing Date, during such period in an aggregate amount for all severance costs, relocation costs, signing costs and retention bonuses added back pursuant to this clause (f) not to exceed five (5%) percent of Consolidated EBITDA in any Test Period (calculated before giving effect to this clause (f)); (g) the aggregate amount of all other non-cash charges reducing Consolidated Net Income (including (i) any write-down, impairment or write-off of assets for such period, (ii) non-cash compensation expense and (iii) any unusual or nonrecurring non-cash charges, accruals or reserves; provided, however, that in the case of this clause (iii), if any such charge, accrual or reserve represents a cash payment in any future period, such cash payment shall be deducted when calculating Consolidated EBITDA for such future period); (h) non-recurring fees and expenses incurred during such period in connection with any Permitted Acquisition or incurrence or issuance of equity interests or Indebtedness (other than intercompany Indebtedness); and (i) without duplication, any cash distributions or payments made by an Unrestricted Subsidiary to the Company or any Restricted Subsidiary during such period in respect of the operating cash flow of such Unrestricted Subsidiary; (y) subtracting therefrom, without duplication, the aggregate amount of all non-cash income increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period.

“Consolidated Funded Indebtedness” shall mean, as at any date, an amount equal to the sum of, without duplication, the aggregate principal amount of all Indebtedness of the Company and its Restricted Subsidiaries of the type described in clauses (a), (b) (other than performance, surety or similar bonds), (f) and (i) (but only with respect to the aggregate amount of unreimbursed drawings in respect of letters of credit (or similar facilities) issued for the account of the Company or any of its Restricted Subsidiaries) of the definition of Indebtedness, plus the aggregate amount of all Contingent Obligations of the Company and its Restricted Subsidiaries in respect of Indebtedness of third Persons of the type described above, in each case calculated on a consolidated basis for the Company and its Restricted Subsidiaries.  The 4.25% Convertible Notes shall be excluded from Consolidated Funded Indebtedness on and after the dated the 4.25% Convertible Notes have been Effectively Discharged (as defined in the 4.25% Convertible Notes Indenture).

“Consolidated Interest Expense” shall mean, for any period, the total consolidated interest expense of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, without duplication: (a) imputed interest on Capital Lease Obligations and Attributable Indebtedness of the Company and its Restricted Subsidiaries for such period; (b) commissions, discounts and other fees and charges owed by the Company or any of its Restricted Subsidiaries with respect to letters of credit securing financial

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obligations, bankers’ acceptance financing, receivables financings and similar credit transactions for such period; (c) amortization or write-off of debt issuance costs, deferred financing costs, debt discount or premium and other financing fees and expenses incurred by the Company or any of its Restricted Subsidiaries for such period; (d) cash contributions to any employee stock ownership plan or similar trust made by the Company or any of its Restricted Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company or any of its Restricted Subsidiaries that are Wholly-Owned Subsidiaries) in connection with Indebtedness incurred by such plan or trust for such period; (e) all interest paid or payable with respect to discontinued operations of the Company or any of its Restricted Subsidiaries for such period; (f) the interest portion of any payment obligations of the Company or any of its Restricted Subsidiaries for such period deferred for payment at any future time, whether or not such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness and/or Contingent Obligations, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business; and (g) all interest on any Indebtedness of the Company or any of its Restricted Subsidiaries of the type described in clause (e) or (j) of the definition of “Indebtedness” for such period; provided, that, Consolidated Interest Expense shall be calculated after giving effect to Hedging Agreements (including associated costs) intended to protect against fluctuations in interest rates, but excluding unrealized gains and losses with respect to any such Hedging Agreements.

“Consolidated Leverage Ratio” shall mean, at any date of determination, the ratio of (a) Consolidated Funded Indebtedness of the Company and its Restricted Subsidiaries, to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries for the Test Period then most recently ended.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (but treating as Consolidated Tax Expense, to the extent not otherwise included therein in accordance with GAAP, Permitted Tax Distributions for such period); provided, that, there shall be excluded from such net income (to the extent otherwise included therein), without duplication: (a) the net income (or loss) of any Person (other than a Restricted Subsidiary of the Company) in which any Person other than the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Company or (subject to clause (b) below) any of its Restricted Subsidiaries from such Person during such period; (b) the net income of any Restricted Subsidiary of the Company during such period to the extent that the declaration and/or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its organizational documents or any agreement (other than the Credit Agreement, the 4.25% Convertible Notes Indenture or the 8.00% Convertible Notes Indenture), instrument, or other requirement of Applicable Law applicable to that Restricted Subsidiary or its equityholders during such period, except that the Company’s equity in the net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income; (c) earnings resulting from any reappraisal, revaluation or write-up of assets; and (d) any extraordinary gains or extraordinary losses for such period.

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“Consolidated Tax Expense” shall mean, for any period, the sum of, without duplication, (a) the tax expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and (b) the aggregate amount of all Permitted Tax Distributions made during such period.

“Contingent Obligation” shall mean, as to any Person, any obligation, agreement, understanding or arrangement of such Person guaranteeing or intended to guarantee any Indebtedness (the “primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation agreement, understanding or arrangement of such Person, whether or not contingent:  (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, net equity, liquidity, level of income, cash flow or solvency of the primary obligor; (c) to purchase or lease property, securities or services primarily for the purpose of assuring the primary obligor of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement or equivalent obligation arises (which reimbursement obligation shall constitute a primary obligation); or (e) otherwise to assure or hold harmless the primary obligor of any such primary obligation against loss (in whole or in part) in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties given in the ordinary course of business.

The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation, or portion thereof, in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable, whether singly or jointly, pursuant to the terms of the instrument, agreements or other documents or, if applicable, unwritten agreement, evidencing such Contingent Obligation) or, if not stated or determinable, the amount that can reasonably be expected to become an actual or matured liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Credit Agreement” means the Amended and Restated Credit Agreement dated as of August 15, 2015 among the Company, as the administrative borrower, certain Subsidiaries party thereto, as co-borrowers or guarantors, the lenders from time to time party thereto, and PNC Bank, National Association, as administrative agent, as the same may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness for borrowed money (or any Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

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“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest per annum that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of the Notes or (b) 2.00% over The Wall Street Journal Prime Rate published from time to time.

“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security or instrument into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to 91 days after the Maturity Date, (b) is convertible into or exchangeable or exercisable (unless at the sole option of the issuer thereof) for (i) debt securities or other indebtedness or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to the date that is 91 days after the Maturity Date, or (c) contains any repurchase or payment obligation which may come into effect prior to the date that is 91 days after the Maturity Date.

For the avoidance of doubt, any Equity Interest that may or shall be repurchased or redeemed (but only to the extent permitted hereunder at such time) from officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of the Company or any of its Restricted Subsidiaries, upon their death, disability, retirement, severance or termination of employment or service or in connection with satisfaction of the exercise price for stock options or tax withholding obligations in connection with the granting, vesting or exercise of equity awards, shall not be deemed to be “Disqualified Capital Stock” for such reason alone.

“Dividend” shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such Person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such Person with respect to its Equity Interests), or set aside or otherwise reserved, directly or indirectly, any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the outstanding Equity Interests of such Person (or any options or warrants issued by such Person with respect to its Equity Interests).

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Equity Interests” means as to any Person, all capital stock, partnership interests, membership interests, beneficial interests in a trust or other indicia of equity rights issued by such Person from time to time, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

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“Event of Default” is defined in Section 9.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Fair Market Value” shall mean, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the Board of Directors or, pursuant to a specific delegation of authority by such Board of Directors or a designated senior executive officer, of the Company, or the Subsidiary of the Company selling such asset.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Funding Notice” means a written notice signed by a Senior Financial Officer on letterhead of the Company and delivered to each Purchaser at least five Business Days prior to the Closing Date, specifying the Closing Date for the purchase and sale of the Notes and including wire transfer instructions for bank account into which the purchase price for the Notes is to be deposited.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)the government of

(i)the United States of America or any state or other political subdivision thereof, or

(ii)any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Hedging Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-

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currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts, futures contracts or other liabilities for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement, and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such agreement or documentation, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.

“Hedging Termination Value” shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any netting agreements relating to such Hedging Agreements (to the extent, and only to the extent, such netting agreements are legally enforceable in insolvency proceedings against the applicable counterparty obligor thereunder), (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in preceding clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 11.1, provided, however, that if such Person is a nominee, then for the purposes of Section 8.1, Section 10, Section 15.2 and Section 16 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (d) all obligations of such Person issued or assumed as part of the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days); (e) all Indebtedness secured by any Lien on property owned or acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not the obligations secured thereby have been assumed, but limited to the lower of (i) the Fair Market Value of such property and (ii) the amount of the Indebtedness secured; (f) all Capital Lease Obligations, Purchase Money Obligations and Synthetic Lease Obligations of such Person; (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Equity Interests of such

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Person, valued, in the case of a redeemable preferred Equity Interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) all obligations of such Person under Hedging Agreements valued at the Hedging Termination Value thereof; (i) all obligations of such Person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; and (j) all Contingent Obligations of such Person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its Affiliates) more than 5.00% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Lien” means any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Capital Lease having the same economic effect as any of the foregoing).

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform any of its obligations under any of the Note Documents or (c) the legality, validity or enforceability of any of the Note Documents.

“Material Contracts” means any contract or other agreement (other than the Note Documents), whether written or oral, to which the Company is a party that involves payments in an aggregate amount of more than $25,000,000 or as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

“Maturity Date” means October 16, 2019.

“Note Documents” means this Agreement, the Notes and all other documents now or hereafter executed and delivered by the Company pursuant to or in connection with any of the foregoing or any of the transactions contemplated hereby, and any and all amendments, supplements and other modifications to any of the foregoing.

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“Notes” is defined in Section 1.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Permitted Acquisition” shall mean any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property of any Person, or of any business or division of any Person, (b) acquisition of all of the Equity Interests of any Person, and otherwise causing such Person to become a Wholly Owned Subsidiary of such Person, or (c) merger or consolidation or any other combination with any Person, if each of the following conditions is met:

(i)	no Default then exists or would result therefrom;
(ii)

neither the Company nor any Restricted Subsidiary shall, in connection with any such transaction, assume or remain liable with respect to any Indebtedness of the related seller or the business, Person or properties acquired, except to the extent permitted to be incurred under Section 8.12;

(iii)	the Board of Directors of the Person to be acquired shall not have indicated its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);
(v)

all transactions in connection therewith shall be consummated, in all material respects, in accordance with all requirements of Applicable Laws and the organizational documents of the Company or the applicable Restricted Subsidiary;

(vi)

the Company shall have provided the Holders with (A) historical financial statements for the last three fiscal years (or, if less, the number of years since formation) of the Person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period that is available and (B) all such other information and data relating to such transaction or the Person or business to be acquired as may be reasonably requested by the Holders;

(vii)

at least five Business Days prior to the proposed date of consummation of the transaction (or such shorter period as is acceptable to the Required Holders), the Company shall have delivered to the Holders an Officer’s Certificate of the Company certifying that such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance);

(viii)

(a) in the case of an acquisition of all or substantially all of the property of any Person, the Person making such acquisition is the Company or a Restricted Subsidiary, (b) in the case of an acquisition of the Equity Interests of any Person, (A) the Person making such acquisition is the Company or a Restricted Subsidiary and (B) no less than one hundred (100%) percent of the Equity Interests of the target Person shall be acquired by

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the Person making such acquisition, and (c) in the case of a merger or consolidation or any other combination with any Person, the Person surviving such merger, consolidation or other combination (x) is the Company or a Restricted Subsidiary or (y) upon consummation of the Permitted Acquisition becomes a Restricted Subsidiary; and

(ix)

in the case of the acquisition of one hundred (100%) percent of the Equity Interests of any Person (including by way of merger, consolidation or other combination), such Person shall own no Equity Interests of any other Person (other than de minimis amounts) unless either (x) such Person owns one hundred (100%) percent of the Equity Interests of such other Person or (y) if such Person owns Equity Interests in any other Person which is not a Wholly Owned Subsidiary of such Person, (1) such non-Wholly Owned Subsidiary shall not have been created or established in contemplation of, or for purposes of, the respective Permitted Acquisition, (2) any such non-Wholly Owned Subsidiary of the respective Person shall have been a non-Wholly Owned Subsidiary of such Person prior to the date of the respective Permitted Acquisition and (3) such Person and/or its Wholly Owned Subsidiaries own at least ninety (90%) percent of the total value of all the assets owned by such Person and its Subsidiaries (for purposes of such determination, excluding the value of the Equity Interests of non-Wholly Owned Subsidiaries held by such Person and its Wholly Owned Subsidiaries).

“Permitted Liens” means the following:

(a)inchoate Liens for taxes not yet due and payable or that are immaterial or being contested in good faith by appropriate proceedings and for which the obligor has set aside on its books adequate reserves in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(b)Liens in respect of property imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business (including customary contractual landlords’ liens under operating leases entered into in the ordinary course of business), and (i) which do not in the aggregate materially detract from the value of the property of the Company and its Restricted Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Company and its Restricted Subsidiaries, taken as a whole, taken as a whole, and (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings timely initiated and for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(c)any Lien in existence on the Closing Date and any Lien granted as a replacement or substitute therefor (any such Lien, an “Existing Lien”); provided, that, any such replacement or substitute Lien secures only the Indebtedness secured by the Existing Lien or any refinancing thereof (plus all accrued and unpaid interest on such Indebtedness

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being refinanced and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(d)easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions, servitudes and other similar charges or encumbrances, and minor title deficiencies, in each case, on or with respect to any real property, whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such real property or (iii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Company and its Restricted Subsidiaries at or otherwise with respect to such real property;

(e)Liens arising out of judgments, attachments or awards not resulting in an Event of Default and in respect of which such obligor shall in good faith be diligently prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings;

(f)Liens (other than any Lien imposed by ERISA) (x) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, bid, performance, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (in each case, exclusive of obligations for the payment of Indebtedness other than Indebtedness permitted under Section 8.12(h)), or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided, that, with respect to the foregoing clauses (x), (y) and (z), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(g)leases of the properties of the Company or any Restricted Subsidiary, in each case entered into in the ordinary course of such company’s business so long as such leases do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of the Company and its Restricted Subsidiaries or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(h)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business in accordance with the past practices of such company;

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(i)Liens securing Indebtedness incurred pursuant to Section 8.12(e), provided, that, (i) any such Liens attach only to the property being financed pursuant to such Indebtedness and (ii) do not encumber any other property of any Company;

(j)Liens on property rented to, or leased by, the Company or any Restricted Subsidiary pursuant to a Sale and Leaseback Transaction; provided, that, (i) such Sale and Leaseback Transaction is permitted by Section 8.14, (ii) such Liens do not encumber any other property of the Company or any Restricted Subsidiary, and (iii) such Liens secure only the Attributable Indebtedness incurred in connection with such Sale and Leaseback Transaction;

(k)bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by the Company or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(l)Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any Restricted Subsidiary to the extent permitted hereunder (and Liens securing refinancings of the Indebtedness secured by such Liens  (plus all accrued and unpaid interest on such Indebtedness being refinanced and the amount of all fees and expenses, including premiums, incurred in connection therewith)); provided, that, such Liens (i) do not extend to property not subject to such Liens at the time of such acquisition, merger or consolidation (other than improvements thereon), (ii) are no more favorable to the lienholders than such existing Liens and (iii) are not created in anticipation or contemplation of such acquisition, merger or consolidation;

(m)Liens securing the obligations under the Credit Agreement and the related loan documents;

(n)licenses of intellectual property granted by the Company or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company and its Restricted Subsidiaries;

(o)the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(p)Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the UCC (or Section 4-208 of the New York UCC) covering only the items being collected upon;

(q)Liens arising solely by virtue of cash collateralizing letters of credit permitted under this Agreement;

(r)a Lien in favor of the holder of the Indebtedness permitted under Section 8.12(l) on insurance policies and any unearned premiums refundable with respect thereto;

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(s)Liens granted to joint venture partners on Equity Interests owned by the Company or any Restricted Subsidiary in connection with the formation of a Person (other than an individual) in which the ownership interests are held in part by the Company or a Restricted Subsidiary and a non-Affiliated Person, including, without limitation, rights of first refusal and rights of first offer held by such joint venture partners in respect of transfers of Equity Interests in such joint ventures;

(t)any cash deposit made by the Company to the account of the trustee of the 8.00% Convertible Notes, for the benefit of the holders of such securities, solely in connection with the payment of the 8.00% Convertible Notes at maturity;

(u)any cash deposit made by the Company to the account of the trustee of the 4.25% Convertible Notes, for the benefit of the holders of such securities, solely in connection with an Effective Discharge (as defined in the 4.25% Convertible Notes Indenture; and

(v)additional Liens of the Company or any Restricted Subsidiary not otherwise permitted by this Section 8.13 and incurred in the ordinary course of business that (i) do not materially impair the use of such assets in the operation of the business of the Company or any Restricted Subsidiary and (ii) do not secure obligations in excess of $10,000,000 in the aggregate for all such Liens at any time.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Purchase Money Obligation” shall mean, for any Person, the obligations of such Person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets or the cost of installation, construction or improvement of any fixed or capital assets; provided, however, that (a) such Indebtedness is incurred within 90 days after such acquisition, installation, construction or improvement of such fixed or capital assets by such Person and (b) the amount of such Indebtedness does not exceed the lesser of one hundred (100%) percent of the Fair Market Value of such fixed or capital asset or the cost of the acquisition, installation, construction or improvement thereof, as the case may be.

“Purchaser” is defined in the addressee line to this Agreement.

“Qualified Capital Stock” of any Person shall mean any Equity Interests of such Person that do not constitute Disqualified Capital Stock.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an Affiliate of such holder or such investment advisor.

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“Required Holders” means, at any time on or after the Closing, the holders of at least 50.1% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Restricted Payments” shall mean (a) any Dividend, or (b) any earnout (or similar) payment in respect of a Permitted Acquisition or other investment consummated after the date of this Agreement.

“Restricted Subsidiary” shall mean, collectively, any existing or future direct or indirect Subsidiary of the Company, other than any Unrestricted Subsidiary.

“Sale and Leaseback Transaction” shall mean any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter such Person or any Affiliate rents or leases such property or other property which such Person or Affiliate intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the president, chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” of the Company within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act.

“Solvent” means, with respect to a Person on particular date, that on such date (1) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (2) such Person is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (3) assuming consummation of the issuance of Notes pursuant to this Agreement, such Person is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (4) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged; and (5) such Person is not otherwise insolvent under the standards set forth in Applicable Laws.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient

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equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Substitute Purchaser” is defined in Section 19.

“Synthetic Lease” shall mean, as to any Person, (a) any lease (including leases that may be terminated by the lessee at any time) of any property (i) that is accounted for as an operating lease under GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor or (b)(i) a synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property (including a Sale and Leaseback Transaction), in each case under this clause (b), creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Bankruptcy Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such Person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which the Company or any of its Restricted Subsidiaries is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than the Company or a Restricted Subsidiary of any Equity Interest or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest) the amount of which is determined by reference to the price or value at any time of any Equity Interest.

“Test Period” shall mean each period of four consecutive fiscal quarters of the Company then last ended (in each case taken as one accounting period).

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“Unrestricted Subsidiary” shall mean each Subsidiary of the Company listed on Schedule E.

“Voting Stock” of a Person means Equity Interests of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes will have or might have voting power by reason of the happening of any contingency).

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“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the Equity Interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

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Schedule B

PURCHASER SCHEDULE

Layne Christensen Company

11.0% Senior Unsecured Notes due October 16, 2019

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination

	Corre Opportunities Qualified Master Fund, LP Corre Opportunities II Master Fund, LP ________________________	$ 48,447,800 $ 22,552,200	$ 48,447,800 $ 22,552,200

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

___See SSI delivered separately______ _________ ABA No.: _________
Account Name: _________ Account No.: _________

Each such wire transfer shall set forth the name of the Company, a reference to "11.0% Senior Unsecured Notes due October 16, 2019, Security No. _____, " and the due date and application (as among principal and interest) of the payment being made.

(2)	Address for all communications and notices:

ATTN: Operations Manager Corre Partners Management, LLC 12 East 49th Street, 40th Floor New York, NY 10017 operations@correpartners.com (646) 863-7151 ________

B-1

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Schedule C

[FORM OF NOTE]

LAYNE CHRISTENSEN COMPANY

11.0% Senior Unsecured Note Due October 16, 2019

No. [_____][Date]

$[_______]

FOR VALUE RECEIVED, the undersigned, LAYNE CHRISTENSEN COMPANY (the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on October 16, 2019 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 11.0% per annum from the date hereof, payable monthly in arrears, on the 1st day of each month, commencing April 1, 2018 and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and, (y) during the continuance of an Event of Default, on such unpaid balance, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 13.0%% or (ii) 2.00% over The Wall Street Journal Prime Rate publish from time to time, payable monthly as aforesaid (or, at the option of the registered holder hereof, on demand).  If a prepayment of the Notes occurs, or if this Note becomes due by occurrence of the Maturity Date, acceleration or otherwise, within 90 days of the date of this Note, the Company will pay the holder of this Note an Early Payment Fee as provided in the Note Purchase Agreement referred to herein.

Payments of principal of, and interest on, this Note are to be made in lawful money of the United States of America at the corporate headquarters of the Company in The Woodlands, Texas or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the Senior Unsecured Notes (the “Notes”) issued pursuant to the Note Purchase Agreement dated as of March 19, 2018 (as from time to time amended, restated, supplemented, or otherwise modified from time to time, the “Note Purchase Agreement”), by and among the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 18 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the

(to Note Purchase Agreement)

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Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional and mandatory prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

LAYNE CHRISTENSEN COMPANY

By ______________________________

Name:

Title:

Schedule C-2

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Schedule D

FORM OF OPINION OF SPECIAL COUNSEL

TO THE COMPANY

1.The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, and has the entity power and authority to execute and deliver each Note Document and to perform its obligations thereunder.

2.The Note Documents have been duly authorized, executed and delivered by the Company and the Note Documents constitute legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

3.No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority under any Applicable Laws by the Company is required in connection with the execution, delivery or performance by the Company of the Note Documents, other than any such consents, approvals, notices or filings which have already been obtained or made, as applicable, and which remain in effect.

4.It is not necessary in connection with the offering, issuance, sale and delivery of the Notes purchased by you at the Closing, under the circumstances contemplated by the Note Purchase Agreement, to register the Notes under the Securities Act of 1933 or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939.

5.The execution and delivery by the Company of each Note Document do not, and if the Company were to now perform all of its obligations under each Note Document such performance would not, (a) violate the Company's Organizational Documents, (b) violate or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any agreement described in Schedule 1 to the legal opinion, (c) to our knowledge, violate any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company, or (d) violate any Applicable Law.

6.The Company is not an "investment company" or, to our actual knowledge, a Person directly or indirectly controlled by or acting on behalf of an "investment company," within the meaning of the Investment Company Act of 1940.

7.The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of the Note Purchase Agreement do not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, 12 CFR, Part 220, Part 221 and Part 224, respectively.

(to Note Purchase Agreement)

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Schedule E

Unrestricted Subsidiaries

None

(to Note Purchase Agreement)

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Schedule 8.14(b)

Permitted Asset Sales

1.	The sale of the Company's Aurora, Colorado real property for approximately $4.3 million
2.	The sale of the Company's Redlands, California real property for approximately $2.2 million

(to Note Purchase Agreement)

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